CONTACT: Patty Morris, Chief Financial Officer VA Software Corporation (510) 687-7125 pmorris@vasoftware.com

VA SOFTWARE REPORTS FIRST QUARTER FISCAL 2007 RESULTS

36% YEAR-OVER-YEAR INCREASE IN REVENUE
FREMONT, CA —November 28, 2006 — VA Software Corporation (Nasdaq: LNUX), the online media, software, and e-commerce leader in community-driven Open Source innovation, today announced financial results for its first quarter of fiscal 2007, which ended October 31, 2006.

“We are pleased that each of our divisions experienced year-over-year growth in revenue,” said Ali Jenab, president and CEO. “The Open Source market continues to grow as more and more companies are announcing their adoption and support of Open Source initiatives. Our businesses are core to this market. The momentum of the Open Source marketplace is further highlighted by our OSTG media business which continues to see growth in key areas such as unique visitors and downloads from our SourceForge.net site.”

Total first quarter 2007 revenue from continuing operations grew 36% to $10.3 million, compared to the first fiscal quarter 2006 revenue from continuing operations of $7.6 million.

On a GAAP basis, the first quarter fiscal 2007 net loss from continuing operations was ($0.3) million, or ($0.01) per share, compared to first quarter fiscal 2006 GAAP net loss from continuing operations of ($1.5) million or ($0.02) per share. First quarter fiscal 2006 net loss from continuing operations excludes the results of Animation Factory, Inc., which was sold in December 2005.

As specified in the attached reconciliation of net loss as reported to pro forma income from continuing operations, the first quarter fiscal 2007 net income was $0.3 million, or $0.00 per share, compared to the first quarter fiscal 2006 net loss of ($1.3) million, or ($0.02) per share. Cash and investments remain strong at $52.8 million as of October 31, 2006.

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on November 28, 2006 and may be accessed by calling (877) 407-0782 or (201) 689-8567. Replays of both the telephonic audio and audio webcasts will be available for 60 days on the company’s corporate web site at www.vasoftware.com. To access an audio replay of the conference call, dial (877) 660-6853 or (201) 612-7415 referencing Replay Account: 286 - ID: 220053.

Recent Highlights

The OSTG network of web sites continues to attract a growing global visitor base. During October 2006, the network, as a whole, served a record 32 million unique visitors (* Source: Google Analytics and Omniture, October 2006), compared to 22 million unique visitors during October 2005 (* Source: Internal Metrics, October 2005).

In October, Slashdot®, the web’s largest IT and technology news site featuring user-generated content, launched a beta version of a new feature that allows subscribers a view into the Slashdot submissions bin that previously was only viewable by the Slashdot editors. This new feature, known as “The Firehose” will allow all Slashdot community members to vote on stories in the submissions queue and provide them with the ability to choose their own custom view of Slashdot.

SourceForge.net®, the world’s largest destination for Open Source, continues to grow at a record pace and is the world’s largest distribution platform for Open Source projects and applications. The site set records for number of downloads, serving an average of 66 million downloads per month during the first quarter of fiscal 2007, which represents a 53% increase as compared to the first quarter of fiscal 2006. Fueling the interest in the site and to Open Source, the site added 7,650 new projects during the quarter.

The growth of SourceForge.net and the global adoption of Open Source supports OSTG’s strategy of developing and launching a marketplace around the site, which will allow registered project developers to sell third party support and services to companies wishing to adopt Open Source projects and applications.

Our OSTG sites continue to service major technology companies wishing to present their brands to and influence the IT and development professionals that frequent the sites. Companies such as IBM, Microsoft, Oracle, AMD, HP, CDW, Rackspace, and Intel continue to purchase advertising programs that meet their marketing needs and support their product launch initiatives. During the first quarter of fiscal 2007, Oracle utilized the SourceForge.net site exclusively to support Larry Ellison’s announcement of Oracle providing full enterprise support of Linux.

VA Software has entered into a relationship with The FUTURE GROUP, based in the Netherlands, to be an authorized reseller of SourceForge Enterprise Edition.

Through the first quarter of fiscal 2007, we sold our SourceForge Enterprise Edition solution to a total of 178 customers. During the quarter 14 new customers hadpurchased SourceForge Enterprise Edition, including EQ Bank, NuTech Solutions, Indus, Progressive Gaming, Persistent Systems, Rideau Recognition and Siemens Enterprise Communications GmbH Co. were added to the installed base. In addition, existing customers including CapGemini Services S.A.S, Lawrence Livermore National Laboratories, Lockheed Martin Corporation, Pfizer, Inc., and US Air Force purchased additional SourceForge Enterprise Edition licenses or services.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net loss and loss per share exclude amortization of intangible assets and stock-based compensation expense. These non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, VA Software believes the non-GAAP results provide useful information to both management and investors by excluding certain unusual expenses that VA Software believes are not indicative of core operating results. In addition, because VA Software has historically reported non-GAAP results to the investment community, VA Software believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA Software uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software Corporation

VA Software Corporation is the online media, software and e-commerce leader in community-driven Open Source innovation. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group) and the creator of SourceForge. For company information, visit www.vasoftware.com.

OSTG, Inc. (Open Source Technology Group) is the cornerstone of the Open Source movement and the leading online network for IT managers and development professionals. OSTG's technology-focused internet sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also owns ThinkGeek, Inc., the leading retailer for innovative technology products. The OSTG network serves over 32 million unique visitors a month*. For more information or to view the media kit online, visit www.ostg.com. (* Source: Google Analytics and Omniture, October 2006.)

SourceForge Enterprise Edition is the world's leading collaborative development application and is used by many Global 1000 companies for optimizing and managing distributed development within the IT and software development organizations. For more information, visit www.vasoftware.com/sourceforge/index.php.

Slashdot, freshmeat, ThinkGeek, and SouceForge.net are registered trademarks or trademarks of OSTG, Inc., in the United States and other countries. VA Software, SourceForge, and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements, include statements regarding VA Software’s business and sales pipeline, the acceptance of VA Software’s online advertising programs, growth prospects for VA Software’s media and software businesses, and ongoing improvements to SourceForge.net and any expected benefits therefrom. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software's success in expanding its SourceForge enterprise software business; customer adoption of SourceForge solutions; the size and timing in executing enterprise-level licenses; VA Software’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; VA Software’s ability to achieve and sustain higher levels of revenue; VA Software's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA Software may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult VA Software's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2006, for further information regarding these and other risks of VA Software's business. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,
	2006	2005

Online Media revenue	$3,703	$2,581
E-commerce revenue	4,461	3,586
Software revenue	2,136	1,421
Net revenue	10,300	7,588

Online Media cost of revenue	1,116	863
E-commerce cost of revenue	3,543	2,842
Software cost of revenue	370	276
Cost of revenue	5,029	3,981

Gross margin	5,271	3,607

Operating expenses:
Sales and marketing	2,664	2,231
Research and development	1,585	1,514
General and administrative	2,060	1,612
Amortization of intangible assets	1	1
Total operating expenses	6,310	5,358
Loss from continuing operations	(1,039)	(1,751)
Interest and other income, net	703	278
Loss from continuing operations	(336)	(1,473)
Income from discontinued operations	-	239
Net (loss)	$(336)	$(1,234)

Loss per share from continuing operations:
Basic and diluted	$(0.01)	$(0.02)

Earnings per share from discontinued operations:
Basic and diluted	$0.00	$0.00

Loss per share:
Basic and diluted	$(0.01)	$(0.02)

Shares used in computing earnings (loss) per share:
Basic and diluted	65,286	61,667

Reconciliation of net loss as reported	Three Months Ended October 31,
to pro forma net income (loss):	2006	2005

Loss from continuing operations - as reported	$(336)	$(1,473)
Non cash charges:
Stock-based compensation expense included in COGS	35	14
Stock-based compensation expense included in Op Ex.	563	205
Amortization of intangible assets	1	1
Income (loss) from continuing operations before non cash charges	$263	$(1,253)

Pro-forma earnings (loss) per share amounts:
Basic and diluted	$0.00	$(0.02)

Shares used in computing pro-forma per share amounts:
Basic	65,286	61,667
Diluted	68,051	61,667

VA Software Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2006	July 31, 2006

ASSETS

Current assets:
Cash, cash equivalents and short term investments	$47,175	$51,891
Accounts receivable, net	5,574	5,398
Inventories	3,570	1,091
Prepaid expenses and other current assets	1,732	1,026
Total current assets	58,051	59,406
Property and equipment, net	884	627
Long-term investments, including long-term restricted cash	5,612	2,152
Other assets	1,017	1,027
Total assets	$65,564	$63,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,710	$1,172
Accrued restructuring liabilities	1,592	1,592
Deferred revenue, current portion	2,154	2,320
Accrued liabilities and other	3,160	3,057
Total current liabilities	9,616	8,141
Accrued restructuring liabilities, net of current portion	4,117	4,515
Other long-term liabilities	1,162	1,178
Total liabilities	14,895	13,834

Stockholders' equity:
Common stock	66	65
Additional paid-in capital	792,049	790,433
Accumulated other comprehensive gain	(15)	(25)
Accumulated deficit	(741,431)	(741,095)
Total stockholders' equity	50,669	49,378
Total liabilities and stockholders' equity	$65,564	$63,212